UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2015
Ameresco, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34811	04-3512838
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 410, Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 661-2200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 29, 2015, the Board of Directors of Ameresco, Inc., elected John R. Granara, 46, Vice President, Chief Financial Officer and Treasurer effective May 1, 2015. As previously reported, Mr. Granara succeeds Andrew B. Spence, who will retire at the end of 2015; Mr. Spence will continue with Ameresco in an advisory role to assist with the transition of his responsibilities until his retirement. Mr. Granara will continue to serve as Ameresco’s principal accounting officer.
Mr. Granara joined Ameresco as Vice President and Chief Accounting Officer in September 2013; he also served as Corporate Controller from that time until June 2014. Prior to Ameresco, he served as Vice President Finance, Chief Accounting Officer and Corporate Controller for GT Advanced Technologies, Inc., a diversified technology company with innovative crystal growth equipment and solutions for the global solar LED and electronics industries, from May 2011 until August 2013. Mr. Granara served as Interim Chief Financial Officer of A123 Systems, Inc., a developer and manufacturer of advanced lithium ion batteries and battery systems, from January 2011 until May 2011, as Vice President, Finance and Corporate Controller from January 2010 until January 2011, and as Corporate Controller from November 2007 to December 2009.
In connection with his elevation, Mr. Granara’s annual base salary was increased to $295,000. He will continue to be eligible to participate in Ameresco’s Short-Term Incentive Bonus Plan and for awards under Ameresco’s 2010 Stock Incentive Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERESCO, INC.
Date: May 1, 2015	By:	/s/ David J. Corrsin
David J. Corrsin
Executive Vice President, General Counsel and Secretary